Exhibit 5.1

Baker&Hostetler LLP
1000 Louisiana
Suite 2000
Houston, TX 77002-5009
T 713.751.1600
F 713.751.1717
www.bakerlaw.com

October 7, 2009
Linn Energy, LLC
600 Travis Street
Suite 5100
Houston, Texas 77002
Ladies and Gentlemen:
     We have acted as special counsel to Linn Energy, LLC, a Delaware limited liability company (“Linn”), in connection with the proposed offering and sale by Linn of 7,500,000 units representing limited liability company interests (the “Units”) pursuant to that certain Underwriting Agreement dated October 7, 2009 (the “Underwriting Agreement”) by and among Linn and the several underwriters named therein (the “Underwriters”).
     In connection with this opinion, we have examined and relied upon the accuracy of original, certified copies or photocopies of such records, agreements, certificates and other documents as we have deemed necessary or appropriate to enable us to render the opinions set out below, including (i) the limited liability company agreement of Linn to the date hereof; (ii) the registration statement on Form S-3 (Registration No. 333-162357) (the “Registration Statement”) filed by Linn with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”); (iii) the prospectus included in the Registration Statement dated October 6, 2009 (the “Base Prospectus”); (iv) the prospectus supplement to said prospectus dated October 7, 2009 (the “Prospectus Supplement,” and together with the Base Prospectus, the “Prospectus”); and (v) copies of resolutions of Linn’s board of directors (the “Board”) authorizing the filing of the Registration Statement and entering into and performing its obligations under the Underwriting Agreement. In addition, we have examined such other documents and certificates and reviewed such questions of law as we have considered appropriate.
     In all such examinations, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents. In addition, we have assumed, and without independent investigation have relied upon, the factual accuracy of the representations, warranties and other information contained in the items we examined.
     Based upon the foregoing, we are of the opinion that the Units are duly authorized, and when such Units have been issued and delivered in accordance with the provisions of the

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Linn Energy, LLC
October 7, 2009

Underwriting Agreement in compliance with applicable federal and state securities laws, such Units will be legally issued, fully paid and non-assessable.
     The foregoing opinion is limited to the Delaware limited liability company law and the applicable provisions of the Delaware Constitution, the federal laws of the United States of America, and applicable reported judicial decisions, rules and regulations interpreting and implementing those laws, and we express no opinion as to the effect of the laws of any other jurisdiction.
     We hereby consent to the filing of this opinion as an exhibit to the Current Report on Form 8-K dated on the date hereof, to the incorporation by reference of this opinion into the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving this consent, this firm does not admit that it is within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.
     The opinion expressed herein is given as of the date hereof and we undertake no obligations to supplement this opinion if any applicable law changes after such date or if we become aware of any facts that might change the opinion expressed herein after such date or for any other reason.
Sincerely,
/s/ Baker & Hostetler LLP